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CONTACTS:

Gary Baker, Juno Public Relations
(212) 597-9005 or pr@support.juno.com

Becky Yeamans, Juno Investor Relations
(212) 597-9274 or ir@support.juno.com

JUNO ANNOUNCES VIRTUAL SUPERCOMPUTER PROJECT

DISTRIBUTED COMPUTING FACILITY TO HARNESS UNUSED RESOURCES OF JUNO SUBSCRIBER BASE, WITH THEORETICAL COMPUTING POWER OF WORLD'S FASTEST SUPERCOMPUTER

NEW YORK, NY (February 1, 2001) -- Juno Online Services, Inc. (Nasdaq: JWEB) today announced the establishment of the Juno Virtual Supercomputer Project, a distributed computing effort of unprecedented scope that aims to harness unused processing power associated with the free portion of its subscriber base in order to execute computationally intensive biomedical and other applications on behalf of commercial clients and research institutions.

Juno is one of the nation's largest Internet access providers, with 14.2 million total registered subscribers and 4.0 million active subscribers in December 2000. While the personal computers owned by different Juno subscribers have different performance characteristics, preliminary studies recently completed by the company suggest that if the computers of all of Juno's active free subscriber base were simultaneously working on a single computational problem, they would together represent the world's fastest supercomputer (measured in terms of aggregate instructions per second), and might approach or break the "petahertz barrier" (with a hypothetical effective processor speed on the order of a billion megahertz). Although the achievable effective computing power (and the level of any associated revenues) are likely to be significantly lower in practice for a variety of reasons, Juno's management believes that the unused computing power of its free subscriber base represents a potentially valuable asset from the viewpoint of both potential revenue generation and potential contribution to society.

The company expects to focus particular attention on prospective clients involved in bioinformatics research who are beginning to confront such computationally demanding applications as the determination of the structure of proteins encoded by gene sequences discovered through recently completed efforts to sequence the human genome, and searching through millions of "virtual molecules" to find promising candidates for new pharmaceutical products. Juno's management believes that many such problems can be effectively divided into a large number of smaller computational tasks in such a way as to capture substantial potential gains in both speed and cost-effectiveness by comparison with traditional supercomputing approaches. Additionally, Juno's service is designed to make it possible for customers to access very large amounts of processing power over relatively short periods of time without


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having to bear the high overhead costs associated with the in-house acquisition or rental of conventional supercomputers or "computer farms."

The Juno Virtual Supercomputer Project will make use of patented technology Juno currently employs in connection with its display of advertising to download computational tasks to subscribers' computers for processing offline during time when such subscribers are not using their computers. The results of such offline computations will then be uploaded to Juno's central computers during a subsequent connection, in much the same way that Juno currently collects responses to the advertisements it shows offline. Applications will run as "screen savers" on the computers of participating subscribers when their machines would otherwise be idle, performing calculations when the computer is on but not in use. Neither the download nor the operation of these applications are expected to have any significant impact on the user experience or on the connection speeds subscribers experience while using Juno.

Initially, Juno expects to recruit volunteers from among its millions of subscribers to provide the computing power required for its early virtual supercomputing activities. Subscribers to Juno's free basic service may ultimately be required to make their unused computing power available to the project as a condition for using that service. While the company's billable subscribers may be offered the opportunity to participate on a strictly optional basis in order to advance biomedical research and/or other forms of scientific and technical progress, the company does not currently expect to require the participation of such subscribers.

Juno also announced today that it has hired Yury Rozenman, formerly of Applied Biosystems, to spearhead the Juno Virtual Supercomputer Project. Mr. Rozenman, who joined Juno earlier this month as a vice president, comes to the company with more than 13 years of scientific and bioinformatics experience, predominantly in protein and DNA analysis and its application to understanding biological processes.

"Pharmaceutical firms spend many years, and an estimated $400 million dollars, for every drug that is eventually brought to market," commented Rozenman. "To the extent that groundbreaking new applications software running on Juno's Virtual Supercomputer is able to bring lifesaving new drugs to market in a fraction of the time and at a fraction of the cost, this could be enormously valuable from both an economic and a human perspective."

"We are excited about the prospect of teaming up with our subscribers to offer researchers a supercomputing tool of extraordinary power," said Charles Ardai, Juno's president and chief executive officer. "We believe this project has the potential to further diversify our revenue streams, and in particular, to enable us to derive additional revenue from our free subscribers. If we can do so while making a significant contribution to biomedical research, this would be even more gratifying."

ABOUT JUNO
Juno Online Services, Inc. is one of the nation's leading Internet access providers, with 14.2 million total registered subscribers as of December 31, 2000, and 4.0 million active subscribers during that month.

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Founded in 1995, Juno provides multiple levels of service, including free basic
Internet access, billable premium dial-up service, and (in certain markets) high-speed broadband access. The company's revenues are derived primarily from the subscription fees charged for its billable premium services, from the sale of advertising, and from various forms of electronic commerce.

For more information about Juno, visit www.juno.com/corp. To get a copy of the Juno software, go to www.juno.com or call 1-800-TRY-JUNO.

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STATEMENTS IN THIS PRESS RELEASE REGARDING JUNO ONLINE SERVICES, INC. THAT ARE
NOT HISTORICAL FACTS ARE FORWARD-LOOKING STATEMENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE SUCH STATEMENTS TO DIFFER MATERIALLY FROM ACTUAL FUTURE EVENTS OR RESULTS. ANY SUCH FORWARD-LOOKING STATEMENTS ARE MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THE FOLLOWING FACTORS, AMONG OTHERS, COULD CAUSE JUNO'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE DESCRIBED IN A FORWARD-LOOKING STATEMENT: LIMITED HISTORY OF OFFERING JUNO'S BILLABLE PREMIUM SERVICES AND FREE BASIC SERVICE IN ITS CURRENT FORM; HISTORY OF LOSSES; FAILURE TO RETAIN OR GROW JUNO'S SUBSCRIBER BASE; INCREASING COMPETITION FROM EXISTING OR NEW COMPETITORS; INABILITY TO SUSTAIN CURRENT LEVELS OF SUBSCRIBER ACQUISITION OR RETENTION; INABILITY TO SUCCESSFULLY MIGRATE FREE SUBSCRIBERS TO, OR TO RETAIN SUBSCRIBERS IN, JUNO'S BILLABLE PREMIUM SERVICES; RAPID TECHNOLOGICAL CHANGE; POSSIBLE UNAVAILABILITY OF FINANCING AS AND IF NEEDED; DECREASES IN THE POPULARITY OF THE INTERNET AMONG CONSUMERS OR AS AN ADVERTISING MEDIUM; SPECIFIC RISKS ASSOCIATED WITH THE DEVELOPMENT AND IMPLEMENTATION OF THE JUNO VIRTUAL SUPERCOMPUTER PROJECT DESCRIBED ABOVE, INCLUDING RISKS THAT JUNO WILL BE UNABLE TO DERIVE REVENUE FROM THE PROGRAM AND RISKS RELATING TO SUBSCRIBER ACCEPTANCE OF THE PROGRAM, AMONG OTHERS; POSSIBLE INDUSTRY CONSOLIDATION; AND POTENTIAL FLUCTUATIONS IN QUARTERLY AND ANNUAL RESULTS. THIS LIST IS INTENDED TO IDENTIFY ONLY CERTAIN OF THE PRINCIPAL FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER. READERS ARE REFERRED TO THE REPORTS AND DOCUMENTS FILED BY JUNO WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE QUARTERLY REPORT ON FORM 10-Q FILED NOVEMBER 14, 2000 AND THE REGISTRATION STATEMENTS ON FORM S-3 FILED ON NOVEMBER 28, 2000, AS SUBSEQUENTLY AMENDED, FOR A DISCUSSION OF THESE AND OTHER IMPORTANT RISK FACTORS.